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                                                                    EXHIBIT 99.1

                            JOINT FILING UNDERTAKING

     The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule 13D jointly on behalf of each such party.

     The execution and filing of this agreement shall not be construed as an admission that the below-named parties are a group, or have agreed to act as a group.

Dated: July 28, 2005                  BERKSHIRE FUND IV, LIMITED PARTNERSHIP

                                      By:    Fourth Berkshire Associates LLC,
                                             its General Partner

                                      By:    /s/Richard K. Lubin
                                             -----------------------------------
                                      Name:  Richard K. Lubin
                                      Title: Managing Member

                                      BERKSHIRE FUND V, LIMITED PARTNERSHIP

                                      By:    Fifth Berkshire Associates LLC,
                                             its General Partner

                                      By:    /s/Richard K. Lubin
                                             -----------------------------------
                                      Name:  Richard K. Lubin
                                      Title: Managing Member

                                      BERKSHIRE INVESTORS LLC

                                      By:    /s/Richard K. Lubin
                                             -----------------------------------
                                      Name:  Richard K. Lubin
                                      Title: Managing Director